Exhibit (d)(5) Sub-Advisory Agreement between FBR Fund Advisers, Inc. and Akre Capital Management, LLC.

Exhibit (d)(5)

SUB‑ADVISORY AGREEMENT

between

FBR FUND ADVISERS, INC.

and

AKRE CAPITAL MANAGEMENT, LLC

This AGREEMENT made as of the 1st_ day of November, 2006, by and between FBR Fund Advisers, Inc., a Delaware corporation (the "Adviser"), and Akre Capital Management, LLC, a Delaware limited liability company ("Sub‑Adviser").

WHEREAS, The FBR Funds, a Delaware statutory trust (the "Trust"), is authorized to issue one or more series of shares of beneficial interest;

WHEREAS, the Trust is registered as an open‑end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act);

WHEREAS, the Adviser and the Trust have entered into an Investment Advisory Agreement ("Primary Agreement") under which the Adviser is obligated to furnish investment advisory services to the Trust's series, and Section 1(c) of the Primary Agreement permits the Adviser to, from time to time, retain a sub‑adviser to provide day‑to‑day portfolio management services to all or part of a series' investment portfolio;

WHEREAS, the Adviser desires to retain the Sub‑Adviser to furnish day‑to‑day portfolio advisory services to the Trust's series listed on Schedule A (each, a "Fund" and collectively, the "Funds"), and the Sub‑Adviser represents that it is willing and possesses legal authority to so furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.

Appointment.  Subject to the approval of the Trust's Board of Trustees (the "Board"), including a majority of the trustees who are not parties to this Agreement or "interested persons" of any such party ("Independent Trustees"), and each Fund's shareholders, the Adviser hereby appoints the Sub‑Adviser to provide day‑to‑day advisory services to each Fund, or to such assets of each Fund as determined by the Adviser, for the period and on the terms set forth in this Agreement. The Sub‑Adviser accepts such appointment and agrees to furnish the services described herein for the compensation described herein.

2.

Delivery of Documents.  The Sub‑Adviser has delivered to the Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to the Adviser any future amendments and supplements thereto, if any:

(a)

the Sub‑Adviser's registration statement, and any amendments thereto, filed on Form ADV under the Investment Advisers Act of 1940, as amended ("Advisers Act"), as filed with the Securities and Exchange Commission (the "Commission");

	(b)	the Sub‑Adviser's Trade Allocation Policy; and
	(c)	the Sub‑Adviser's Code of Ethics and Insider Trading Policy.
3.	Sub‑Advisory Services.
(a)

General. The Sub‑Adviser hereby agrees to provide day‑to‑day portfolio advisory services to the Fund or Funds. The Sub‑Adviser shall regularly provide investment advice to the Fund or Funds, or to the assets of any such Fund allocated to the Sub‑Adviser by the Adviser, and shall continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Fund or Funds and, in furtherance thereof, shall, in a manner consistent with the investment objective and policies of each Fund as set forth in the Fund's then‑current Prospectus and Statement of Additional Information:

		(i)	furnish a continuous investment program for each Fund
(ii)

obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, investment programs of each Fund, and the issuers of securities included in each Fund's portfolios and the industries in which each Fund engages, or which may relate to securities or other investments which the Sub‑Adviser may deem desirable for inclusion in each Fund's portfolio;

		(iii)	determine which issuers and securities shall be included in the portfolio of each Fund;
		(iv)	in its discretion and without prior consultation with the Adviser, buy, sell, lend and otherwise trade any stocks, bonds and other securities and investment instruments on behalf of each Fund; and
		(v)	take, on behalf of each Fund, all actions the Sub‑Adviser may deem necessary or appropriate in order to carry into effect such investment program and the Sub‑Adviser's functions as set forth above.
(b)

Covenants. The Sub‑Adviser shall carry out its investment advisory and supervisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in: (i) each Fund's Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Trust's Trust Instrument, Bylaws or other governing instruments, as amended from time to time; (iii) the 1940 Act; (iv) the Advisers Act; (v) other applicable laws; and (vi) such other investment policies, procedures and/or limitations as may be adopted by the Trust with respect to a Fund and provided to the Sub‑Adviser in writing by the Adviser or the Trust. The Sub‑Adviser agrees to use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder (the "Code"), except as may be authorized to the contrary by the Trust's Board of Trustees. The management of each Fund by the Sub‑Adviser shall at all times be subject to the supervision and review of the Adviser and the Trust's Board of Trustees.

(c)

Books and Records. The Sub‑Adviser agrees that all records which it maintains for a Fund are the property of the Trust and agrees to promptly surrender any of such records to the Trust upon the Trust's or the Adviser's request. The Sub‑Adviser further agrees to preserve for the periods prescribed by Rule 31a‑2 under the 1940 Act any such records of the Funds required to be preserved by such Rule and to keep all records required to be preserved by the Advisers Act.

(d)

Reports, Evaluations and other Services. The Sub‑Adviser shall furnish reports, evaluations, information or analyses to the Adviser or the Trust with respect to the Funds and in connection with the Sub‑Adviser's services hereunder as the Adviser or the Trust's Board of Trustees may request from time to time or as the Sub‑Adviser may otherwise deem to be necessary or appropriate. The Sub‑Adviser shall make recommendations to the Adviser or the Trust's Board of Trustees with respect to Trust policies, and shall carry out all policies that are adopted by the Board of Trustees. The Sub‑Adviser shall, subject to review by the Adviser and the Board of Trustees, furnish such other services as the Sub‑Adviser shall from time to time determine to be necessary or appropriate to perform its obligations under this Agreement. The Sub‑Adviser shall cooperate fully with the Trust's independent auditors and with the Adviser in connection with any annual audit, the preparation of filings with the Commission, and in connection with any examination of the Trust or the Adviser by the Commission.

(e)

Aggregation of Securities Transactions. In executing portfolio transactions for a Fund, the Sub‑Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds or accounts advised by the Sub‑Adviser. The Sub‑Adviser will aggregate trades if, in the Sub‑Adviser's reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the policies set forth in the Trust's registration statement and the Fund's Prospectus and Statement of Additional Information.

In the event that the Sub‑Adviser aggregates any securities transactions as provided for above, the Sub‑Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to each Fund and such other accounts of the Sub‑Adviser.

	(f)	Meetings. The Sub‑Adviser will meet with the Adviser on a periodic basis, as reasonably requested by the Adviser, to review the responsibilities of each party and discuss any operational issues.
4.	Use of Sub‑Advisory Performance Information.
(a)

With respect to each Fund for which the Sub‑Adviser provides investment advisory service pursuant to this Agreement, the Sub‑Adviser shall permit the Adviser and the Trust to include in the Trust's Prospectus and/or Statement of Additional Information performance figures relating to any private accounts and/or registered investment companies that have substantially similar investment objectives and policies to a Fund, provided that the inclusion of any such prior performance satisfies all applicable SEC rules, regulations, and interpretive positions.

(b)

Nothing herein shall prohibit the Sub‑Adviser or any of its principals from using the name of a Fund, the Trust or the Adviser in a biographical description of the Sub‑Adviser or its principals or prohibit the use of the performance of a Fund or the Trust (to the extent permissible under the U.S. federal and state securities laws and regulations) in sales literature, advertising material or other communications of the Sub‑Adviser that describes the composite performance record of the Sub‑Adviser or its principals.

5.	Representations and Warranties.
	(a)	The Sub‑Adviser hereby represents and warrants to the Adviser as follows:
(i)

The Sub‑Adviser is a limited liability company duly organized and in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

(ii)

The Sub‑Adviser is registered as an investment adviser with the Commission under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Sub‑Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

		(iii)	The Sub‑Adviser is not the subject of any administrative proceeding by any state, federal or other regulatory body.
		(iv)	The Sub‑Adviser at all times shall provide service to the Funds hereunder using its reasonable best judgment and efforts to carry out its obligations to the Funds hereunder.
(v)

The Sub-Adviser represents that it shall maintain at all times a fidelity bond with minimum coverage in an amount of not less than $1,000,000 and a deductible of not more than $250,000.  The Sub-Adviser represents that it shall maintain at all times errors and omissions and directors and officers insurance with minimum coverage in an amount of not less than $3,000,000 and a deductible of not less than $250,000 per incident. The fidelity bond and insurance policies required by this section shall provide for cancellation notices to the Adviser.  The Sub-Adviser shall bear the entire costs of maintaining the fidelity bond and insurance coverage required by this section.  The Sub-Adviser shall provide to the Adviser on an annual basis copies of the fidelity bond and insurance policies required by this section.  If, at any time during the term of this Agreement, the Sub-Adviser fails to maintain the minimum coverage amounts specified by this section, the Advisor may terminate this Agreement or amend the amount of compensation as specified in paragraph 6 of this Agreement.

	(b)	The Adviser hereby represents and warrants to the Sub‑Adviser as follows:
(i)

The Adviser is a corporation duly organized and in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

(ii)

The Adviser is registered as an investment adviser with the Commission under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

(iii)	The Adviser is not the subject of any administrative proceeding by any state, federal or any other regulatory body.
(iv)	The Adviser at all times shall provide service to the Funds using its reasonable best judgment and efforts to carry out its obligations to the Funds.
(v)

To the extent that the Funds incur losses as a result of the Adviser's failure to adequately fulfill its duties to the Funds, the Adviser agrees that it shall be solely responsible to make the Funds whole.

6.

Compensation.  As compensation for the services which the Sub‑Adviser is to provide pursuant to Paragraph 3, the Adviser shall pay to the Sub‑Adviser the greater of (i) an annual fee, computed and accrued daily and paid in arrears by the 5th business day of the month, at the rate set forth opposite each Fund's name on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in a manner consistent with the Fund's most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month, or (ii) $3,500 per month. The fee for any partial month under this Agreement shall be calculated on a proportionate basis. To the extent that the rate of the Sub-Adviser's compensation is determined under (i) of this section, the Sub-Adviser agrees that the rate of compensation as set forth on Exhibit A shall be adjusted proportionately to any reduction or increase in the management fee payable by the Fund to the Adviser under the Investment Advisory Agreement dated February 27, 2004 by and between the Adviser and the Fund (without respect to any management fee waivers, expense limitations and reimbursements).

7.

Interested Persons.  It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Trust are, may be, or may become, interested in the Sub‑Adviser as directors, officers or otherwise, and that directors, officers and shareholders of the Sub‑Adviser are, may be, or may become, similarly interested in the Trust.

8.

Non‑Exclusive Services; Limitation of Sub‑Adviser's Liability.  The services of the Sub‑Adviser provided to each of the Funds are not to be deemed exclusive and the Sub‑Adviser may render similar services to others and engage in other activities. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Sub‑Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Sub‑Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Adviser, the Trust, the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Adviser, the Trust, a Fund or any shareholder of a Fund in connection with the performance of this Agreement.

9.	Effective Date; Modifications; Termination. This Agreement shall become effective on ________________, 2006.

(a)

This Agreement shall continue in force for one year with respect to a Fund. Thereafter, this Agreement may be renewed as to each Fund for successive annual periods, provided that the Agreement is approved by the Trust's Board, including a majority of Independent Trustees.

(b)

Notwithstanding the foregoing provisions of this Paragraph 9, either party hereto may terminate this Agreement at any time on sixty (60) days' prior written notice to the other, without payment of any penalty. Such a termination by the Adviser may be effected severally as to any particular Fund. In addition, this Agreement may be terminated by the Board of Trustees or, with respect to any Fund, by a majority vote of the Fund's shareholders, without penalty, upon 60 days' prior written notice. This Agreement shall terminate automatically in the event of its assignment.

10.

Limitation of Liability of Trustees and Shareholders.  The Sub‑Adviser acknowledges the following limitation of liability: The terms "The FBR Funds" and "Trustees" refer, respectively, to the Trust and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument, to which reference is hereby made, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of "The FBR Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or Fund for the enforcement of any claims against the Trust or Fund.

11.

Certain Definitions.  The terms "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

12.

Independent Contractor.  The Sub‑Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust or the Adviser from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund or of the Adviser.

13.

Structure of Agreement.  This Agreement is between the Adviser and the Sub‑Adviser and is separate and independent from any agreements between the Adviser and the Trust. The Sub‑Adviser shall have no recourse against the Trust or any Fund of the Trust. The responsibilities and benefits set forth in this Agreement shall refer to each Fund severally and not jointly. No Fund shall have any responsibility for any obligation of the Adviser arising out of this Agreement. Without otherwise limiting the generality of the foregoing:

	(a)	any breach of any term of this Agreement regarding the Adviser with respect to any one Fund shall not create a right or obligation with respect to any other Fund:
(b)

under no circumstances shall the Sub‑Adviser have the right to set off claims relating to the services to a particular Fund by applying property of that particular Fund or any other Fund or account managed by the Sub‑Adviser: and

(c)

the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Adviser and Sub‑Adviser.

This Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Sub‑Adviser, on the other hand, and (except as specifically provided above in this Paragraph 13) is not intended to and shall not govern (i) the relationship between the Trust and any Fund, (ii) the relationships among the respective Funds, or (iii) the relationship between the Adviser and the Trust or any of the Funds.

14.	Governing Law. This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act.
15.

Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

16.

Notices.  Notices of any kind to be given to the Adviser hereunder by the Sub‑Adviser shall be in writing and shall be duly given if mailed or delivered to the Adviser at Potomac Tower, 1001 Nineteenth Street Ninth, Arlington, Virginia 22209, Attention: David Ellison  or at such other address or to such individual as shall be so specified by the Adviser, or if sent via facsimile, to the recipient's current facsimile number as contained in the sender's records. Notices of any kind to be given to the Sub‑Adviser shall hereunder by the Adviser be in writing and shall be duly given if mailed or delivered to the Sub‑Adviser at 2 West Marshall Street, Middleburg, Virginia 20117, Attention: Charles T. Akre, Jr. or at such other address or to such individual as shall be so specified by the Sub‑Adviser, or if sent via facsimile, to the recipient's current facsimile number as contained in the sender's records. Notices shall be effective upon delivery.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

FBR FUND ADVISERS, INC.	AKRE CAPITAL MANAGEMENT, LLC
By: /s/ David H. Ellison Name: David H. Ellison Title: President	By: /s/ Charles T. Akre Jr. Name: Charles T. Akre, Jr. Title: Managing Member